SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Enzo Biochem, Inc.

(Name of Registrant as Specified In Its Charter)

Harbert Discovery Fund, LP
Harbert Discovery Co-Investment Fund I, LP
Harbert Discovery Fund GP, LLC

Harbert Discovery Co-Investment Fund I GP, LLC

Harbert Fund Advisors, Inc.

Harbert Management Corporation

Jack Bryant

Kenan Lucas

Raymond Harbert

Fabian Blank

Peter J. Clemens, IV

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

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On January 8, 2020, Harbert Discovery Fund, LP; Harbert Discovery Co-Investment Fund I, LP; Harbert Discovery Fund GP, LLC; Harbert Discovery Co-Investment Fund I GP, LLC; Harbert Fund Advisors, Inc.; Harbert Management Corporation; Jack Bryant; Kenan Lucas; Raymond Harbert; Fabian Blank; and Peter J. Clemens, IV (collectively “Harbert”) distributed a press release to shareholders (the “Press Release”) informing them of the release of a detailed investor presentation on Enzo Biochem, Inc. (the “Investor Presentation”). A copy of the Press Release is attached herewith as Exhibit 1, and a copy of the Investor Presentation which was made publically available on Harbert’s campaign website at https://cureenzo.com/wp-content/uploads/2020/01/Harbert-ENZ-Investor-Presentation-1-7-20.pdf is attached herewith as Exhibit 2.

Exhibit 1

Exhibit 2

Harbert Management Corporation

Harbert Discovery Fund Releases Detailed Investor Presentation Highlighting Case for Change at Enzo Biochem

Puts Spotlight on Decades of Enzo's False Promises and Underperformance While its Board and Management Continue to Receive Excessive Compensation at Shareholders' Expense

Outlines Plan Addressing Immediate, Near and Long-Term Action Items to Create Shareholder Value

*HDF Believes its Two Independent Nominees – Fabian Blank and Peter Clemens – Are the Right Fit for the Board and Encourages Fellow Enzo Shareholders to Vote "FOR" Their Election on the **BLUE** Proxy Card Today*

Full Presentation Available at https://cureenzo.com/

Birmingham, AL, January 8, 2020 – Harbert Discovery Fund, LP and Harbert Discovery Co-Investment Fund I, LP (collectively "HDF"), the beneficial owner of more than 11.8% of the outstanding shares of Enzo Biochem, Inc. (NYSE: ENZ) ("Enzo" or the "Company"), today released a detailed investor presentation on Enzo. The presentation outlines the Company's history of value destruction, persistent underperformance, and corporate governance issues and details HDF's Nominees' strategic plan to realize value at Enzo.

The complete investor presentation is available at https://cureenzo.com/.

In the presentation, HDF explains why change is needed at the Company, including:

- Enzo's **history of value destruction** which has been enhanced by a pattern of overpromising and underdelivering, resulting in total shareholder returns of -49% over a 10-year period.
- Enzo's **worst-in-class corporate governance and executive compensation** which have continued to disillusion shareholders. Enzo has reported operating losses every year since 2004, yet the Board has approved paying Chairman / CEO Elazar Rabbani and his brother-in-law Barry Weiner over $34 million cumulatively since 2004, including a significant cash bonus every year.
- The **opportunity to unlock potential value at Enzo** through a series of strategic decisions, including adding two new independent directors to the Board and executing HDF's initiatives to create shareholder value. Highlights of the comprehensive plan by HDF's Nominees include:
    - **Address Excess Compensation and Cost Structures**: Reassess management compensation, bloated cost structures and planning and budgeting processes to ensure capital is being used in the most efficient manner.
    - **Deliver on Potential Partnership Opportunities**: Apply a growth mindset to Enzo's product portfolio to determine where partnerships can help return the Company to growth.
    - **Revitalize Corporate Strategy**: Refocus on Enzo's inherent strengths of its lab's location in a high-density population market and strong customer relationships to position the Company for success.
    - **Deliver Profitable Growth and Excess Cash to Shareholders**: Realize that through systematically targeting the cost structure, incentive plan, and growth opportunities Enzo can achieve profitable growth, driving substantial long-term value for all shareholders.

VOTE ON THE BLUE PROXY CARD TO CURE ENZO TODAY

Important Information about Participants in a Proxy Solicitation:

Harbert Discovery Fund, LP ("Harbert Discovery"), Harbert Discovery Fund GP, LLC ("Harbert Discovery GP"), Harbert Discovery Co-Investment Fund I, LP ("Harbert Discovery Co-Investment" and together with Harbert Discovery, the "Discovery Funds"), Harbert Discovery Co-Investment Fund I GP, LLC ("Harbert Discovery Co-Investment GP"), Harbert Fund Advisors, Inc. ("HFA"), Harbert Management Corporation ("HMC"), Jack Bryant ("Mr. Bryant"), Raymond Harbert ("Mr. Harbert") and Kenan Lucas ("Mr. Lucas" and together with Harbert Discovery, Harbert Discovery GP, Harbert Discovery Co-Investment, Harbert Discovery Co-Investment GP, HFA, HMC and Messrs. Bryant and Harbert, the "Harbert Discovery Parties") (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the shareholders of Enzo Biochem, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company (the "Annual Meeting"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants in respect of the Annual Meeting, as they contain important information, including additional information related to the Participants, their nominees for election to the board of directors of the Company and the Annual Meeting. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company's shareholders and are, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ and are available upon request from the Participants' proxy solicitor, Okapi Partners, by calling (888) 758-6707 (banks and brokers call collect (212) 297-0720).

Additional information about the Participants can be found on the Definitive Proxy Statement filed by the Participants on December 6, 2019.

About Harbert Discovery Fund (HDF)
HDF invests in a concentrated portfolio of publicly traded small capitalization companies in the US and Canada. We perform significant due diligence on each portfolio company prior to investing. In addition to researching all publicly available information and meeting with management, our diligence includes substantial primary research with industry experts, consultants, bankers, customers and competitors. We often spend months or years researching ideas before making an investment decision and we only invest in companies that we believe are significantly undervalued, and where there is the potential for change to enhance or accelerate value creation. In an effort to unlock this potential value, we seek to work directly with the boards and management teams of our portfolio companies privately and collaboratively, engaging with them on a range of factors including governance, board composition, corporate strategy, capital allocation, strategic alternatives and operations. We have effected positive, fundamental changes at our current and past investments through this behind-the-scenes, constructive approach. HDF currently has board representation at three of our portfolio companies. In each case, changes to the board were agreed upon privately and it is our strong preference in every investment to avoid the unnecessary distractions and costs of a public proxy campaign.

About Harbert Management Corporation (HMC)
HMC is an alternative asset management firm with approximately $6.7 billion in regulatory assets under management as of December 1, 2019. HMC currently sponsors nine distinct investment strategies with dedicated investment teams. Additional information about HMC can be found at www.harbert.net.

Investor Contact
Okapi Partners LLC
Bruce Goldfarb / Chuck Garske / Jason Alexander, 212-297-0720
info@okapipartners.com

Media Contact
Sloane & Company

Harbert Management Corporation

Dan Zacchei / Sarah Braunstein, 212-486-9500
dzacchei@sloanepr.com / sbraunstein@sloanepr.com

Enzo Biochem: The Case for Change

January 7, 2020

Harbert Management Corporation

Important Information

This presentation, the materials contained herein, and the views expressed herein (this "Presentation") are for discussion and general informational purposes only. This Presentation does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. In addition, this Presentation should not be deemed or construed to constitute an offer to sell or a solicitation of any offer to buy any security described herein in any jurisdiction to any person, nor should it be deemed as investment advice or a recommendation to purchase or sell any specific security. Nor should this Presentation be considered to be an offer to sell or the solicitation of an offer to buy any interests in any fund managed by Harbert Management Corporation or any of its affiliates ("Harbert"). Such an offer to sell or solicitation of an offer to buy interests may only be made pursuant to definitive subscription documents.

The views expressed herein represent the current opinions as of the date hereof of Harbert and are based on publicly available information regarding Enzo Biochem, Inc. ("Enzo" or the "Company"). Certain financial information and data used herein have been derived or obtained from, without independent verification, public filings, including filings made by Enzo with the Securities and Exchange Commission ("SEC") and other sources. Harbert shall not be responsible for or have any liability for any misinformation contained in any SEC or other regulatory filing, any third party report, or this Presentation. All amounts, market value information, and estimates included in this Presentation have been obtained from outside sources that Harbert believes to be reliable or represent the best judgment of Harbert as of the date of this Presentation. Harbert is an independent company, and its opinions and projections within this Presentation are not those of Enzo and have not been authorized, sponsored, or otherwise approved by Enzo. The information contained within the body of this Presentation is supplemented by footnotes which identify Harbert's sources, assumptions, estimates, and calculations. The information contained herein should be reviewed in conjunction with the footnotes.

In addition, the information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Harbert as of the date hereof that may constitute forward-looking statements. Such forward-looking statements are based on certain assumptions and involve certain risks and uncertainties, including risks and changes affecting industries generally and the Company specifically and are subject to change without notice at any time. Given the inherent uncertainty of projections and forward-looking statements, you should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable.

Therefore, Harbert does not represent that any opinion or projection will be realized, and Harbert offers no assurances as to the price of Company securities in the future. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements. Harbert has an economic interest in the price movement of the securities discussed in this presentation, but Harbert's economic interest is subject to change at any time.
Harbert has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Harbert does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Harbert's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

Harbert Discovery Fund, LP; Harbert Discovery Co-Investment Fund I, LP; Harbert Discovery Fund GP, LLC; Harbert Discovery Co-Investment Fund I GP, LLC; Harbert Fund Advisors, Inc.; Harbert Management Corporation; Jack Bryant; Kenan Lucas; Raymond Harbert; Fabian Blank; and Peter J. Clemens, IV (collectively, the "Participants") have filed with the Securities and Exchange Commission a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of Enzo Biochem, Inc. All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Okapi Partners LLC.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Harbert with the SEC on December 6, 2019. This document is available free of charge from the sources indicated above.

Table of Contents

HMC

Harbert Management Corporation

I. EXECUTIVE SUMMARY



Enzo Biochem

Enzo

- **Ticker:** ENZ (NYSE)
- **Market Cap:** $133.6 million
- **Founding Year:** 1976
- **Headquarters:** Farmingdale, NY
- **Founders:**
  - Elazar Rabbani
  - Barry Weiner
  - Shahram Rabbani

Enzo runs clinical labs in the Northeast region, develops platforms and reagents for use in its own labs and for resale, and operates a therapeutics division

Enzo's Wholly-Owned Subsidiaries:

1. Enzo Clinical Laboratory Services (62% of revenue)

- Segment includes a full-service clinical laboratory in Farmingdale, NY, over 30 patient service centers throughout New York and New Jersey, and a stand-alone rapid response laboratory in NYC.
- Routine / esoteric testing splits 60 / 40.

2. Enzo Life Sciences (38% of revenue)

- Develops, manufactures, and markets diagnostic products and tools for use in their labs as well as for sale to other labs.
- The products are sold through a direct sales effort and a global network of distributors and axxora.com, Enzo's online marketplace.
- Enzo has several platforms in development that are expected to reduce the cost of running diagnostic tests for its own clinical labs as well as for sale to other labs.

3. Enzo Therapeutics (0% of revenue)

- Development venture targeting treatments for bone related diseases, immune related diseases, and gastrointestinal diseases.

Patent Portfolio

- Owns or licenses nearly 406 patents with more than 75 pending.
- History of successful litigation.

Source: Bloomberg, company filings.

Harbert Discovery Fund and Harbert Management Corporation

Harbert Management Corporation

Harbert Discovery Fund ("HDF")

HDF currently owns approximately 11.8% of the outstanding shares of Enzo, making it the Company's largest shareholder

- HDF invests in a concentrated portfolio of publicly traded small capitalization companies in the US and Canada.
- We perform significant due diligence on each portfolio company prior to investing and often spend months or years researching ideas before making an investment decision.
- We seek to work directly with the boards and management teams of our portfolio companies privately and collaboratively.
- HDF currently has board representation at three of our portfolio companies – in each case, changes to the board were agreed upon privately and it is our strong preference in every investment to avoid the unnecessary distractions and costs of a public proxy campaign.
- Additional information about the campaign can be found at www.cureenzo.com

---

Harbert Management Corporation ("HMC")

HMC is an investment management firm focusing on alternative assets

- Founded in 1993 by Raymond J. Harbert.
- HMC has approximately $6.7 billion in regulatory assets under management as of December 1, 2019.
- HMC currently sponsors nine distinct investment strategies with dedicated investment teams.
- Additional information about HMC can be found at www.harbert.net.

Executive Summary

1 Enzo has overpromised and underperformed for decades

- The Company has underperformed the Russell 2000 by nearly 1,250% over the last 30 years – with a pattern of value destruction across nearly every relevant time period (1, 3, 5, 10, 30-year) and index / peer group (2019 proxy peers, Russell 2000 Index, etc.).
- Management and the Board have repeatedly hyped various platforms and technologies only to then fail to deliver the promised results time and time again.
- The current debacle with AmpiProbe is only the latest example – Enzo has been talking up the product for seven years and it still has not generated any material revenue.

2 Worst-in-class corporate governance and executive compensation have disillusioned shareholders

- For decades, Enzo has been run for the benefit of an entrenched management team at the expense of common shareholders – while the Board has sat back and done nothing.
- The Company's corporate governance policies read like they are from another era – highlighted by the Chairman / CEO's 44-year tenure and his brother-in-law, who until recently was the CFO, on the Board with a 43-year tenure.
- Enzo has reported operating losses every year since 2004, yet, the CEO / Chairman and former CFO have been paid over $34 million during the same period – before even factoring in related party transaction payments.

3 Change is clearly needed to unlock the opportunity at Enzo – which is why HDF is seeking to add two new truly independent directors to the Board

- In spite of poor oversight and mismanagement, Enzo holds a collection of businesses and assets with significant value that can be unlocked through better Board oversight and:
  - A new corporate strategy that acknowledges Enzo's strengths and weaknesses as well as the broader market realities;
  - A sale of non-core assets; and
  - Once Enzo is generating cash, return of excess cash to shareholders.
- HDF's highly-qualified director candidates – Fabian Blank and Peter Clemens – will truly represent and act in the best interests of all shareholders.
- *The status quo is not what Enzo needs, and without fresh and TRULY independent new voices on the Board, management will continue to benefit as shareholders continue to suffer.*

Source: Bloomberg, company filings.

Performance Against Peers Highlights Value Destruction

Common shareholders have suffered decades of stock price and financial underperformance



(14%)
14%
16%
7%
2%
7%
(61%)
86%
52%
28%
19%
57%
(42%)
111%
68%
48%
37%
66%
(49%)
511%
253%
221%
197%
334%
15%
4,972%
1,612%
1,251%
1 Year TSR
3 Year TSR
5 Year TSR
10 Year TSR
30 Year TSR
ENZ
2019 Proxy Peer Group
S&P 500 Index
Russell 2000 Index
Russell Microcap Index
Russell 2000 Healthcare Index

Note: Market data as of November 30, 2019. Proxy peer group returns are calculated as an equal weighted index which ascribes the same weight or importance to each index constituent regardless of stock price or market capitalization.
Source: Bloomberg.
2019 Proxy Peer Group: ARRY, FLDM, HBIO, NVTA, LMNX, VIVO, MACK, MNTA, NSTG, NTRA, NEO, OSUR, OXFD, PCAB, DQEL, RGEN, SPPI.

Compensation Decoupled from Performance

Enzo's Compensation Committee sets compensation levels based on much larger peer companies, failing to account for Enzo's smaller size



Market Capitalization ($ in millions)
$1,500
$1,200
$900
$600
$300
$-
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
ENZ
Proxy Peer Group Median

Normalizing for these metrics highlights excessive compensation



CEO and CFO Compensation as % of Market Capitalization
3.0%
2.0%
1.0%
0.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
ENZ
Proxy Peer Group Median

The Company's compensation structure is <u>excessive</u>, <u>misaligned</u> and <u>unjustifiable</u> – resulting in consistent value destruction for shareholders

Source: Bloomberg, company filings.

Fresh Perspectives in the Boardroom are Urgently Needed

Directors HDF is Seeking to Remove



Barry W. Weiner, Age 69

Director Tenure:	43 years
10-Year Annual TSR:	**-6%**
10-Year Cumulative TSR:	**-49%**
10-Year Total Compensation:	$11 million



Bruce A. Hanna, Ph.D., Age 76

Director Tenure:	3 years
Annual TSR over tenure:	**-29%**
Cumulative TSR over tenure:	**-63%**
Compensation over tenure:	$456 thousand

Independent Directors HDF is Seeking to Add



Fabian Blank, Age 45

Executive Experience:
Meduna Klinik Group

Board Experience:
Georgia Healthcare Group PLC (LON: GHG)
Private Company - Recover Health Ltd



Peter J. Clemens, IV, Age 54

Executive Experience:
Caremark Rx
CVS Caremark
Surgical Care Affiliates

Board Experience:
Private Healthcare Companies - Vituro Health and DSI Renal Inc.

Our independent nominees have extensive strategic, operational and governance experience and have created value in various roles across the healthcare sector. They will bring the fresh perspectives and modern skillsets that are sorely needed to drive success at Enzo

Conversely, Enzo's nominees have overseen decades of value destruction and possess narrow experience that has not benefitted shareholders

Source: Bloomberg, company filings.

Our Independent Nominees Intend to:

Growth / Value Perspective

- Be immediately impactful in addressing the Company's bloated cost structure
- Work to deliver on the potential of strategic partnerships to grow the business

Governance

- Hold management accountable for its performance
- Restructure executive compensation in a manner that is aligned with shareholder interests

Strategic Guidance

- Develop a better strategic plan for the business
- Bring new and necessary perspectives to the Board

Harbert Management Corporation

II. ENZO: THE CASE FOR CHANGE



Enzo: The Case for Change

WHY CHANGE IS NEEDED	THE FACTS
I. **Sustained History of Value Destruction**	o Common shareholders have suffered years of stock price and financial underperformance – excluding legal settlements, the Company has not produced one dollar of operating profits since 2004. o Poor performance against relevant indices and peers over the past 1, 3, 5, 10, and 30-year time periods highlights the magnitude of management and the Board's value destruction.
II. **History of Overpromising and Underdelivering**	o Enzo's history is filled with broken promises and missed expectations. o Products that Enzo has promised will deliver value have failed year after year to produce any material revenue.
III. **Failed Corporate Governance**	o Enzo is a disaster from a corporate governance perspective with a complex web of related parties and self-dealings. o Despite being the subject of two prior proxy fights – including one where the dissident was the Chairman's own brother – Enzo has failed to make any substantial governance improvements.
IV. **Excessive Compensation for Underperformance**	o Enzo executives continue to see their compensation grow year after year, even as the Company generates consistent losses. o Enzo's leadership is being rewarded for overseeing an unprofitable and value destructive business.

Enzo: The Case for Change

WHY CHANGE IS NEEDED	THE FACTS
I. **Sustained History of Value Destruction**	o Common shareholders have suffered years of stock price and financial underperformance – excluding legal settlements, the Company has not produced one dollar of operating profits since 2004. o Poor performance against relevant indices and peers over the past 1, 3, 5, 10, and 30-year time periods highlights the magnitude of management and the Board's value destruction.
II. **History of Overpromising and Underdelivering**	o Enzo's history is filled with broken promises and missed expectations. o Products that Enzo has promised will deliver value have failed year after year to produce any material revenue.
III. **Failed Corporate Governance**	o Enzo is a disaster from a corporate governance perspective with a complex web of related parties and self-dealings. o Despite being the subject of two prior proxy fights – including one where the dissident was the Chairman's own brother – Enzo has failed to make any substantial governance improvements.
IV. **Excessive Compensation for Underperformance**	o Enzo executives continue to see their compensation grow year after year, even as the Company generates consistent losses. o Enzo's leadership is being rewarded for overseeing an unprofitable and value destructive business.

Poor Stock Price Performance

Enzo's management team and Board have consistently destroyed shareholder value. Excluding legal settlements, the company has not produced one dollar of operating profits since 2004. Over the last ten years, the stock price is down -49% with -6.5% annualized returns


$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
Financial Crisis
ENZ came out of the Financial Crisis relatively unscathed due to strong performance from the lab business
Introduction of AmpiProbe
In 2012, ENZ first introduced AmpiProbe platform which is still awaiting FDA approval (expected 2019)
Legal Settlements Fund Therapeutics R&D
Since 2014, ENZ has received $100.7 million in legal settlements which has largely been used to finance R&D expenses and enrich executives
PAMA Cuts (1)
Lower reimbursement rates adversely impact fundamentals
Our Engagement & Beyond
Will Enzo make the right strategic decisions to create value for shareholders by refreshing the Board?
HDF's 13D Filing
Nov-2009
Nov-2010
Nov-2011
Nov-2012
Nov-2013
Nov-2014
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019

(1) PAMA or the Protecting Access to Medicare Act of 2014 resulted in revised rates for the Medicare Clinical Laboratory Fee Schedule for 2018, 2019, and 2020.

Source: Bloomberg, company filings.

Performance Against Peers Highlights Value Destruction

Common shareholders have suffered decades of stock price and financial underperformance



4,972% 1,612% 1,251%
511%
334%
253%
221%
197%
111%
86%
68%
66%
57%
52%
48%
37%
28%
19%
14% 16% 7% 2% 7%
15%
(14%)
(61%)
(42%)
(49%)
1 Year TSR
3 Year TSR
5 Year TSR
10 Year TSR
30 Year TSR
ENZ
2019 Proxy Peer Group
S&P 500 Index
Russell 2000 Index
Russell Microcap Index
Russell 2000 Healthcare Index

Note: Market data as of November 30, 2019. Proxy peer group returns are calculated as an equal weighted index which ascribes the same weight or importance to each index constituent regardless of stock price or market capitalization.
Source: Bloomberg.
2019 Proxy Peer Group: ARRY, FLDM, HBIO, NVTA, LMNX, VIVO, MACK, MNTA, NSTG, NTRA, NEO, OSUR, OXFD, PCAB, DQEL, RGEN, SPPI.

Missteps Translating into Loss of Value

Enzo has drastically underperformed over any time period and any relevant peer group / index


1 Year TSR
50.0%
25.0%
0.0%
-25.0%
Nov-2018
Jan-2019
Mar-2019
May-2019
Jul-2019
Sep-2019
3 Year TSR
100.0%
50.0%
0.0%
-50.0%
-100.0%
Nov-2016
Nov-2017
Nov-2018
5 Year TSR
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
Nov-14
Nov-15
Nov-16
Nov-17
Nov-18
Nov-19
10 Year TSR
600.0%
500.0%
400.0%
300.0%
200.0%
100.0%
0.0%
-100.0%
Nov-09
Nov-11
Nov-13
Nov-15
Nov-17
ENZ
2019 Proxy Peer Group
S&P 500 Index
Russell 2000 Index
Russell Microcap Index
Russell 2000 Healthcare Index

Note: Market data as of November 30, 2019. Proxy peer group returns are calculated as an equal weighted index which ascribes the same weight or importance to each index constituent regardless of stock price or market capitalization.
Source: Bloomberg.
2019 Proxy Peer Group: ARRY, FLDM, HBIO, NVTA, LMNX, VIVO, MACK, MNTA, NSTG, NTRA, NEO, OSUR, OXFD, PCAB, DQEL, RGEN, SPPI.

HMC

Poor Capital Allocation

The long-term underperformance is a result of weak governance, misaligned incentives, poor capital allocation and a misguided operational strategy. Enzo has spent nearly $275 million on capital investments, R&D, legal expenses and M&A since 2004 which is over two times the current market capitalization.

Management appears to be intentionally oblivious of the results of its poor investment decisions. As Barry Weiner claims, "At Enzo, we have learned to use our capital wisely and I venture to say that our company is perhaps among the most efficient users of capital in the healthcare field" ***(Q3 2018 Earnings Call, June 12, 2018).***

$ in thousands

Fiscal Year	Capital Investments	R&D	Legal Expenses	M&A	Total
2004	1,304	8,078	6,340	-	15,722
2005	1,276	8,452	5,476	-	15,204
2006	4,227	7,896	7,388	-	19,511
2007	1,448	9,393	10,295	16,888	38,024
2008	3,231	8,637	5,588	16,144	33,600
2009	2,709	9,220	4,195	14,541	30,665
2010	3,251	9,704	5,444	-	18,399
2011	1,223	7,806	3,710	-	12,739
2012	1,364	6,293	3,724	-	11,381
2013	988	3,889	5,813	-	10,690
2014	838	3,141	6,954	-	10,933
2015	1,783	3,350	8,788	-	13,921
2016	1,530	3,524	6,384	-	11,438
2017	1,753	2,928	1,679	-	6,360
2018	1,888	3,210	5,127	-	10,225
2019	8,126	3,175	3,000	-	14,301
Total	$ 36,939	$ 98,696	$ 89,905	$ 47,573	$ 273,113
Current Market Cap					$ 133,635
Implied Cumulative Return					**(51.1%)**

Source: Bloomberg, company filings.

HMC

Abysmal Returns on Capital

Enzo's capital allocation strategy has delivered extremely poor returns on capital, assets and equity which has led to massive shareholder value destruction.

Management appears to be intentionally oblivious of the results of their poor investment decisions. As Barry Weiner claims, "I think over the years Enzo has been probably one of the most efficient users of capital within the industry." ***(Q1 2019 Earnings Call, December 11, 2018).***

Fiscal Year	Return on Assets	Return on Equity	Return on Invested Capital
2004	(5.5%)	(5.8%)	—
2005	2.6%	2.8%	(5.4%)
2006	(14.4%)	(15.4%)	—
2007	(10.2%)	(11.2%)	—
2008	(6.8%)	(7.6%)	—
2009	(16.4%)	(18.5%)	(13.9%)
2010	(17.9%)	(20.8%)	15.7%
2011	(11.5%)	(14.0%)	(8.9%)
2012	(44.0%)	(57.0%)	(46.9%)
2013	(28.5%)	(43.8%)	(29.6%)
2014	(16.2%)	(28.1%)	(17.1%)
2015	(3.4%)	(5.7%)	1.6%
2016	50.3%	68.5%	67.3%
2017	(2.3%)	(2.8%)	(0.2%)
2018	(9.9%)	(12.1%)	(12.4%)
2019	2.4%	3.0%	2.1%
Average	**(8.2%)**	**(10.5%)**	**(4.0%)**

Source: Bloomberg, company filings.

Enzo: The Case for Change

WHY CHANGE IS NEEDED	THE FACTS
I. **Sustained History of Value Destruction**	o Common shareholders have suffered years of stock price and financial underperformance – excluding legal settlements, the Company has not produced one dollar of operating profits since 2004. o Poor performance against relevant indices and peers over the past 1, 3, 5, 10, and 30-year time periods highlights the magnitude of management and the Board's value destruction.
II. **History of Overpromising and Underdelivering**	o Enzo's history is filled with broken promises and missed expectations. o Products that Enzo has promised will deliver value have failed year after year to produce any material revenue.
III. **Failed Corporate Governance**	o Enzo is a disaster from a corporate governance perspective with a complex web of related parties and self-dealings. o Despite being the subject of two prior proxy fights – including one where the dissident was the Chairman's own brother – Enzo has failed to make any substantial governance improvements.
IV. **Excessive Compensation for Underperformance**	o Enzo executives continue to see their compensation grow year after year, even as the Company generates consistent losses. o Enzo's leadership is being rewarded for overseeing an unprofitable and value destructive business.

AmpiProbe: The Promises

The Board has overseen a pattern of hyping technologies in development, only to fail to deliver the promised results

2012 *Introduction to AmpiProbe and its significant potential:*

"In addition, we have made substantive progress on the first assay based on AmpiProbe, our internally-designed proprietary technology which can enable one to perform realtime PCR type amplification, or DNA amplification and detection, in a better, faster and more economical way." – Barry Weiner

Q2 2012 Earnings Call

2014

[In reference to AmpiProbe] "We hope to see the first of these tests available for marketing sometime after the first of the calendar year." – Barry Weiner

Q4 2014 Earnings Call

2015

"We have a very aggressive program in the AmpiProbe area because we think we have a system which holds extremely high value for the industry on many different levels. We will be investing more capital behind it as we build our capital capabilities." – Barry Weiner

Q4 2015 Earnings Call

2016

[In reference to AmpiProbe] "So I think we're in a fairly good shape to hopefully see a comprehensive product sometime by year-end or soon thereafter. And what I mean by a comprehensive product is a panel that can potentially generate revenue growth for us as a Company of some size." – *Barry Weiner*

Q3 2016 Earnings Call

2017

"But with AmpiProbe… what's the status of a national launch?" – *Kevin Kim Ellich, Craig-Hallum Capital Group LLC*

"…We have done a fair amount of pre-marketing work in this area. We are awaiting the final assembly in comprehensive launch of this product. We hope to have it out by the end of the year." – *Barry Weiner*

Q4 2017 Earnings Call

The Reality Today

Despite its statements over the past seven years that AmpiProbe would drive growth and profitability for Enzo, AmpiProbe has not generated any material revenue for the Company.

- AmpiProbe has received approval in the state of New York, but has yet to receive FDA approval.
- Consequently, the platform can only be used in Enzo's own lab or sold for research use only.
- Since Enzo began developing AmpiProbe in 2012, the Company's revenues have declined from $103 million in fiscal 2012 to $80 million in the LTM period ended October 31, 2019.

Strategic Partnerships: The Promises

For years, management has repeatedly pointed to strategic partnerships as a source of growth and profitability

2014

"And as such, we continue to explore joint ventures and other forms of partnerships as a way to help advance technologies and benefit all of us as shareholders." - Barry Weiner

Q3 2014 Earnings Transcript

2016

"Establishing business relationships on many fronts is a key goal of the many goals that we have set forth for our team here. We are in dialog with multiple parties…And you could very well see the consummation of relationships with a number of parties out there in the near future." - Barry Weiner

Q4 2016 Earnings Transcript



2018

"Finally, we have been developing…business opportunities that are under development, provide from multiple unique opportunities to partner and joint venture to exploit the commercialization capability that they present and dialog is now currently underway to try to move these products in a more expeditious way." - Barry Weiner

Q4 2018 Earnings Transcript

2019

"In the past quarter alone we've held numerous discussions with many strategic partners, many of whom we've met with over the last year. Defining the scope of new relationships and building collaborations and partnerships takes time. However, Enzo's disruptive strategic plan is gaining market awareness and acceptance and we are confident new relationships will materialize." - Barry Weiner

Q2 2019 Earnings Transcript

The Board and management talk in circles –
Stringing shareholders along with vague and empty promises of delivering long-anticipated results

The Reality Today

Five years later, no deal has ever been completed – and only vague details of discussions or potential partners have been presented publicly to shareholders

Has Enzo made any meaningful effort to consummate a partnership that could provide growth opportunities for the Company?

Management Claims Versus the Results

For years, Barry Weiner has consistently made comments that Enzo was on the cusp of creating substantial shareholder value. Yet, shareholders have only losses to show for these misleading comments which have come during a remarkable period of equity market appreciation.

Event	Date of Claim	Claim	TSR Since
Q3'14 Earnings Call	Jun 10, 2014	We have been a very conservative company in managing our cash utilization	-44%
Q4'14 Earnings Call	Oct 10, 2014	We are continuing to position the company for further growth	-45%
Q1'15 Earnings Call	Dec 10, 2014	Ultimately, our objective, of course, is to achieve a significantly greater value for the corporation	-43%
Q2'15 Earnings Call	Mar 13, 2015	I can comfortably state that few healthcare companies have the core competencies we possess	-20%
Q3'15 Earnings Call	Jun 10, 2015	I think we've had extreme consideration for our shareholders	-13%
Q4'15 Earnings Call	Oct 13, 2015	We are executing on our business strategy	-30%
Q1'16 Earnings Call	Dec 8, 2015	I believe we're at a pivotal point in the company's history to-date	-41%
Investor Presentation	Dec 21, 2015	Enzo Is Positioned to Thrive NOW	-43%
Q2'16 Earnings Call	Mar 10, 2016	I think we have set the stage now for really looking towards growth in this corporation	-39%
Q3'16 Earnings Call	Jun 8, 2016	We are very sensitive to our ... long-term shareholders that have been with us	-57%
Q4'16 Earnings Call	Oct 14, 2016	We are fortunately very well positioned to deal with PAMA	-53%
Q1'17 Earnings Call	Dec 9, 2016	We have tried to build a model which is unique, which is special. I think we have done that	-62%
Q2'17 Earnings Call	Mar 13, 2017	I think we have a very strong business plan that we're executing on	-62%
Q3'17 Earnings Call	Jun 9, 2017	This result points to Enzo's significantly improved operating performance, a trend we expect to continue	-74%
Q4'17 Earnings Call	Sep 28, 2017	We believe Enzo is clearly on the cusp of a profitable growth oriented strategy	-75%
Q1'18 Earnings Call	Dec 8, 2017	Our transformation is starting to reflect in our financial performance	-70%
Q2'18 Earnings Call	Mar 13, 2018	We are pleased that Enzo's strategic initiatives are on schedule and moving forward	-60%
Q3'18 Earnings Call	Jun 12, 2018	The opportunities are certainly there and we plan to fully capitalize on them	-57%
Q4'18 Earnings Call	Oct 16, 2018	We believe the next year will be a year of extreme accomplishment and transition for our company	-32%
Q1'19 Earnings Call	Dec 11, 2018	I think over the years Enzo has been probably one of the most efficient users of capital	-10%
Q2'19 Earnings Call	Mar 12, 2019	The market value of the company as we see it today is not reflective of the assets and we recognize that	-6%
Q3'19 Earnings Call	Jun 11, 2019	We're hitting it on all cylinders	-33%
Q4'19 Earnings Call	Oct 15, 2019	The company continues to make significant progress toward unlocking shareholder value	-21%

Source: Bloomberg.

Reactive Behavior

- We stated in our September 2019 public letter to shareholders that Enzo should explore strategic alternatives for the Therapeutics business.
- In response, management said that we do not understand the Company and do not know what we are doing.
- Yet in response to our call for change, Enzo did exactly what we said it should be doing when it announced that it had hired Lazard "to assist in strategic relationships and new venture creation across the company's four core platforms: molecular, immunohistochemistry, cytology and immunology.[1]"

Subsequently in the Q1 2020 earnings release, Enzo announced that "it will consider various avenues to unlock value in its Therapeutics subsidiary[2]"

Clearly Enzo agrees with our assessment that change is needed. However, promises are insufficient. Management must be held accountable for the results

1 https://www.businesswire.com/news/home/20191205005763/en/
2 https://www.businesswire.com/news/home/20191210006020/en/Enzo-Biochem-Reports-Fiscal-Quarter-Results

Enzo's Delivery Pipeline Delay: No End in Sight

ENZ Development Activity from 10-K

Enzo promises results – only to delay them year after year

	Expected Availability as of				
Product	2016 10-K	2017 10-K	2018 10-K	2019 10-K	Platform
HIV Viral Load	2017	2018	Q2 2019	Q2 2020	AMPIPROBE® REAL-TIME AMPLIFICATION AND DETECTION
HPV High Risk Screen		In development	Q3 2019	Q3 2020	AMPIPROBE® REAL-TIME AMPLIFICATION AND DETECTION
HSV/VZV		2019	Q3 2019	Q4 2020	AMPIPROBE® REAL-TIME AMPLIFICATION AND DETECTION
Fertility Assay	Q1 2017	Q3 2018	Q1 2019	Q4 2020	ENHANCED IMMUNOASSAY
TH1/TH2	In development	In development	In development	In development	ENHANCED IMMUNOASSAY

Hallmarks of Enzo:

- Consistent loss of shareholder value
- Consistent promises just around the corner that never seem to arrive
- Consistent lack of oversight at the Board level

Source: Company filings.

Enzo: The Case for Change

WHY CHANGE IS NEEDED	THE FACTS
I. **Sustained History of Value Destruction**	o Common shareholders have suffered years of stock price and financial underperformance – excluding legal settlements, the Company has not produced one dollar of operating profits since 2004. o Poor performance against relevant indices and peers over the past 1, 3, 5, 10, and 30-year time periods highlights the magnitude of management and the Board's value destruction.
II. **History of Overpromising and Underdelivering**	o Enzo's history is filled with broken promises and missed expectations. o Products that Enzo has promised will deliver value have failed year after year to produce any material revenue.
III. **Failed Corporate Governance**	o Enzo is a disaster from a corporate governance perspective with a complex web of related parties and self-dealings. o Despite being the subject of two prior proxy fights – including one where the dissident was the Chairman's own brother – Enzo has failed to make any substantial governance improvements.
IV. **Excessive Compensation for Underperformance**	o Enzo executives continue to see their compensation grow year after year, even as the Company generates consistent losses. o Enzo's leadership is being rewarded for overseeing an unprofitable and value destructive business.

Corporate Governance: Failing at the Basics

Essential Characteristics	Enzo	Comments
Independence and Accountability	👎	• Outdated governance structure. • Combined CEO and Chairman Role. • Classified Board.
Checks and Balances	👎	• Conflicts of interest. • CEO / Chairman tenured for 44 years. • Former CFO / Current Board member tenured for 43 years.
Regular Refreshment and Focus on Shareholders' Best Interests	👎	• 19+ year average director tenure. • No shareholder right to call special meeting.

Recent governance "improvements" are inadequate

"Improvements" cited in Enzo's 12/5/19 press release[1]	Sufficiently addresses core issues?	Comments
"[A]pproved a proposal to implement a majority vote standard in uncontested elections"	✗	• Basic tenet of good corporate governance, already adapted by 92% of companies in the S&P 500 Index.[2] • Clearly reactive to HDF's public pressure.
"[A]dopted a Board diversity policy"	✗	• While the last minute addition of Rebecca Fischer may bring welcome fresh perspective to the boardroom, the change is insufficient to hold management accountable.
"[E]nhanced the robustness of the responsibilities of the Lead Independent Director role"	✗	• No sign that this is an effective counterweight to the Company's imperial Chairman / CEO.

1. https://www.businesswire.com/news/home/20191205005763/en/
2. https://www.issgovernance.com/file/publications/board-accountability-practices-review-2018.pdf

Change is Desperately Needed

The Board is entrenched with Directors who have overseen significant value destruction at Enzo



Barry W. Weiner

Director since 1972

Co-Founder, President, Principal Accounting Officer, Treasurer

- ✗ **Over tenured** – Mr. Weiner has served on the Board for 43 years and as President for 23 years.
- ✗ **Lacks Independence** – Brother-in-Law of the CEO.
- ✗ **Governance Issue** – Until Dec. 10th, also served as CFO, blurring the line between the Board and management.
- ✗ **Insular** – Mr. Weiner has no public board experience outside Enzo.



Bruce A. Hanna, Ph.D.

Director since 2017

Audit, Nominating and Corporate Governance Committee Chairman

Compensation Committee Member

- ✗ **Insular** – Mr. Hanna has no public board experience outside Enzo.
- ✗ **Value Destructive** – Since joining the Board, Enzo's stock price has declined -63%.
- ✗ **Lacks Experience** – Chairman of Nominating and Corporate Governance Committee with zero previous governance experience.

HMC

Family Affairs at Enzo

Related Party Transactions Demonstrate the Mindset at Enzo

- Enzo Labs has leased a facility in Farmingdale, New York, from Pari Management since 1989.
- Pari Management Corporation is owned equally by Dr. Elazar Rabbani, Barry Weiner (and his wife), and former officer and director Shahram Rabbani (who is also a co-founder and the CEO's brother).
- In 2019, Dr. Rabbani and Mr. Weiner each received roughly $600,000 under this arrangement.
- In fiscal 2019, Enzo paid $4,873,000 in rent-related expenses.



The Farmingdale, NY facility

LANDLORD

PARI MANAGEMENT CORPORATION,
a New York corporation

By: /S/ Barry Weiner
Name: Barry Weiner
Title: Partner

TENANT

ENZO CLINICAL LABS, INC.,
a New York corporation

By: /S/ James O'Brien
Name: James O'Brien
Title: EVP Finance

FIRST AMENDMENT OF LEASE

FIRST AMENDMENT OF LEASE (this "Agreement"), dated as of October 9, 2015, between PARI MANAGEMENT CORPORATION, a New York corporation, having an office at c/o 17 Catalina Drive, Kings Point, New York 11024 ("Landlord"), and ENZO CLINICAL LABS, INC., a New York corporation, having an office at 60 Executive Boulevard, Farmingdale, New York 11735 ("Tenant").

[illegible]

Dr. Rabbani and Mr. Weiner have used their positions of power at Enzo to further their own agenda – and line their pockets

Source: https://www.bamsec.com/filing/93041319002691?cik=316253

Source: https://www.sec.gov/Archives/edgar/data/316253/000093041315003965/c82714_ex10s.htm

Tangled Web of Self-Dealings


Elazar Rabbani
Barry Weiner
Brothers-in-Law
Brothers
Married
Co-Founder and Chairman of the Board and CEO
Co-Founder and Board member
Enzo
Co-Owner
Leased since 1989
Co-Owner
Shahram Rabbani
Co-Founder, Former Board member
Shahla Weiner
Co-Owner
Co-Owner
Farmingdale, NY Facility

Enzo's Employee Reviews

Corporate governance issues in the boardroom affect the Company culture as a whole

indeed

Disorganized Family Environment

It is a **small company that is family orientated** with stressful job assignments. **Upper management is highly disorganized.** Worst compensation from Lab corporation.

glassdoor

Review Titled: **"Ohhh the Horror"**

The only thing good about enzo is the ppl you will work with …The avg technologist is smarter than the average manager, and **nepotism**, hiring based on favoritism is routine

glassdoor

Review Titled: "**Meh**"

My boss doesn't want to take phone calls so I have to field all of client service questions.
Advice to Management: **Honor your promises**

glassdoor

Did not trust opinions of professional staff.
Often puts blame on employees instead of looking at root of the problem.

Advice to Management: **Trust your employees** professional opinions. Treat your employees better. Believe in Murphy's Law.

glassdoor

"Management needs to be more structured"

Advice to Management: Create **more structure** in positions

HMC

Source: https://www.indeed.com/cmp/Enzo-Biochem/reviews
Source: https://www.glassdoor.com/Overview/Working-at-Enzo-Biochem-EI_IE854.11,23.htm

Family Feud in the Boardroom

LAW360
A LexisNexis® Company

Enzo Settles Litigation With Founder Over Firing

By *Christopher Norton*

Law360 (January 28, 2010, 4:14 PM EST) -- Enzo Biochem Inc. has reached a settlement with founder and board member Shahram Rabbani, who slapped the company with a $10 million breach of contract arbitration claim in 2009 and recently sought to delay its annual meeting due to a dispute over board nominees.

MarketWatch

Enzo Biochem Shares Fall Day Before Co-Founder's Proxy Fight

By David Benoit Of DOW JONES NEWSWIRES

NEW YORK (Dow Jones)--Shares of Enzo Biochem Inc. (ENZ) dropped Thursday, a day ahead of its annual meeting, where the biotechnology company will be facing a proxy fight headed by its now fired co-founder.

- Enzo co-founder Shahram K. Rabbani was fired from the Company in 2009.
- In order to secure a seat on the Board, to which he had not been re-nominated in 2010, Mr. Rabbani launched a proxy fight to get himself and two other nominees elected.
- Additionally, Mr. Rabbani **sued Enzo for $10 million**, citing a breach of contract.
- Mr. Rabbani also claimed that his brother, co-founder, and CEO Elazar Rabbani and then-CFO Barry Weiner "**unlawfully retaliated against him.**"
- In an attempt to delay the Annual Meeting of Shareholders, Mr. Rabbani filed a restraining order.

Even the co-founder and Chairman's brother – the ultimate insider – recognized the issues at Enzo

Enzo is Run Like a "Family Business"

In his preliminary proxy statement, Mr. Shahram Rabbani highlighted the myriad operational, corporate governance, and interpersonal issues **still** facing Enzo:

Preliminary Proxy Statement

"The board of directors has allowed the Company's management to entrench itself and de facto control of the Company is vested in two individuals. Decision making authority for all of the Company's corporate, strategic and business development plans is vested in **Elazar Rabbani**, the Company's Chairman of the Board, Chief Executive Officer and Secretary, with the **obeisance of Barry W. Weiner**, his brother-in-law and the Company's President, Chief Financial Officer, Principal Accounting Officer and Treasurer."

"**Company management has managed the Company like a family business** without regard to the interests of the public stockholders while the **Board has consistently given its rubber stamp of approval**."

"The Company has failed to formulate a sustainable, long term strategic plan."

"The **board of directors has failed in any way to hold management accountable** for the Company's performance and has failed to act with any regard to the interests of stockholders and the actual performance of the Company."

10 years later, the same cronyism and entrenchment still is hurting Enzo shareholders

Source: https://www.sec.gov/Archives/edgar/data/316253/000093041310000091/c59882_prec14a.htm

Lone Star Value

- In 2015, Lone Star Value wrote a letter to shareholders making a case for change at Enzo and nominating two directors to the Board.
- Lone Star Value raised concerns about the Company's chronic underperformance and corporate governance failings – many of which are still serious concerns today.

Lone Star Partners: "Change is warranted and necessary as a result of:[1]"		Today, these issues still remain.
Sustained lack of profitability.	→ ✗	Enzo's lack of profitability has continued with over -$43 million in operating losses (excluding legal expenses and payments) since 2015.
Chronic stock price underperformance.	→ ✗	Enzo's stock price has declined -43% since Lone Star withdrew its nominees.
Conflicted Board, dominated by insiders and not truly representative of public shareholders.	→ ✗	The Board continues to place its own personal and financial interests ahead of its shareholders best interests.
Poor corporate governance and disregard for shareholder rights.	→ ✗	The Board's antiquated corporate governance is still structured to maintain the status quo.

Source: Bloomberg, company filings.

1. https://www.prnewswire.com/news-releases/lone-star-value-issues-open-letter-to-shareholders-of-enzo-biochem-inc-300196223.html

Enzo's Response to Lone Star was the Same as its Response to HDF Today

The Time for Change is….

NOW

"**NOW**" was in 2015 and five years later Enzo has little to show for it
What makes this time any different?

Enzo

Enzo NOW

December 2015
www.enzo.com

— 1 —

Enzo Is Positioned to Thrive **NOW**

ENZO'S TIME IS NOW

- The culmination of strategic planning and years of building a vertically integrated company uniquely positions Enzo Biochem, Inc. ("Enzo" or "the Company") to create significant long-term value for its stockholders
- Enzo is now positioned to satisfy a significant need in the Molecular Diagnostics ("MDx") market
- *The Company's unique integrated structure is the key to delivering the solution*

Industry Challenge	Enzo Solution
×While **demand** for MDx is rapidly **increasing**, **reimbursement** is rapidly **declining** – and lab margins could decline by an additional 20-30 percentage points under new payment policies[1]	✓Enzo's structure is designed to deliver on the development and production of **cost-effective**, **high-performance**, **easily adaptable** MDx products and services that, we believe, will provide a **30%-50% savings** to the current MDx market[1]

ENZO IS POSITIONED TO CREATE SUSTAINED VALUE FOR ITS SHAREHOLDERS

(1) Company estimate

— 10 —

SUMMARY

ENZO ADDRESSES THE CHALLENGES IN MDx MARKET

- The Company continually evaluates its own technologies and platforms and selects those to further advance based on the following criteria:
  - Products that solve problems for clinical labs and have existing market opportunities
  - Products that can be ***sold at 30%-50% less*** than our competition[1]
  - Products that could perform at or superior to market leaders' products
  - Medically relevant information
  - Products that could fit into existing operations and do not disrupt lab workflows
  - Products that result in greater margins for Enzo
- We have been able to design proprietary products and protocols that fit into current lab workflows without the need to utilize third-party intellectual property
  - We save on licensing costs, and these savings can be passed along to our customers
  - There is no need to "reinvent the wheel" once we decide on what test we want to develop
  - Existing internally generated technologies and platforms allow us to efficiently mix and match capabilities in order to optimize the cost profile, performance, and user-friendly nature of any particular test
    - Enzo can offer both products and services to the MDx market

THE TIME FOR ENZO IS NOW

(1) Company estimate

HMC

Source: https://www.sec.gov/Archives/edgar/data/316253/000093041315004807/c83324_ex99-1.htm

No Successful Changes Have Been Made

The same 2015 presentation outlined major strategic goals for Enzo, and the Company failed to execute on almost all of them



EXECUTIVE SUMMARY - ENZO

Enzo

- ✓ Executing on a corporate **strategy which has positioned the company to thrive** in the challenging MDx marketplace
- ✓ The value of Enzo is **beginning to be appreciated** by the marketplace: delivering solid returns to shareholders – **3-year TSR of 71.9%, 6-month TSR of 86.0%**[1]
- ✓ **Rapidly improving financial performance**, including increasing revenue and expanding margins with superior, strategic, market driven product pipeline
- ✓ **Efficiently harvesting valuable IP estate**, a testament to Enzo's years of cutting edge scientific development and fiscal discipline
- ✓ Engaged Board of Directors with **diverse ideas and relevant experience** to ensure Enzo achieves its full potential

(1) Source: CapitalIQ as of November 24, 2015

— 5 —

FAIL
FAIL
FAIL

Enzo's attempts to launch a new model for the diagnostic marketplace has overburdened the business with unnecessary expenses. Investor's recognition of this fact is a significant factor of the share price underperformance over the years.

The Company has not produced one dollar of operating profits since 2004, excluding legal settlements; TSR also significantly trails peers.

Enzo's Board is over-tenured, entrenched and structured to maintain the status quo.

Enzo is in desperate need of a new Board and strategy that acknowledges the Company's strengths and weaknesses as well as the broader market realities

Shareholders are Frustrated

On Enzo's Q1 2020 earnings call in December 2019, a shareholder highlighted management's history of value destruction and called out its failure to deliver on promises

"Hi Barry. **I've been a shareholder for over 20 years and so far all I have to show for it are losses.** I recently bought the stock because of Enzo's therapeutic programs. The more I heard about Enzo's expanding list of therapeutic targets the more excited I became. I want to ask questions today, because I am confused about Enzo's current therapeutic programs and I want for myself and other shareholders to understand what Enzo is doing in the therapeutics area. Just to give some flavor as to where my concerns arise back in quarter two 2017 conference call which is March 13, 2017, which is two years nine months ago Rodman & Renshaw asked you a question. Can you talk a little bit about Alequel and what is needed to move into the pivotal development stage? Your answer was, Alequel was the product that is completely -- Alequel is the product that has completed actually two Phase 2B studies for the treatment of Crohn's disease. It's interesting that you ask that question because we have been getting, we have completed trial and we've been looking at the next steps in that process. Our focus has been more in the area of our diagnostic universe, because we've had more of a strategic focus in terms of the opportunities that we have in front of us on the laboratory side but Alequel is certainly part there and we've actually been in recent dialogue. We are getting interest for this product by those that have used it within the clinical studies and there are some dialogue and we may try to now accelerate the opportunity of Alequel and get it out there, if not within the United States outside of the United States. So two years and nine months later, you -- we hear that you're coming up with four different alternatives to what you might do at some point in the future with your therapy -- with your therapeutics program. I'm just wondering, if you can give Enzo's shareholders a flavor as to what that program actually is and give shareholders some level of comfort that after all these years and **some of these programs have been in existence for over a decade**. **Why we should feel confident that now Enzo will in fact be doing something with this?** What I thought was a very valuable part of the company."

Enzo management has made false promises for years and years and is clearly only interested in creating value for themselves

Engagement Timeline

Harbert has tried to engage constructively with Enzo

Date	Key Event
Oct. 22, 2018	Harbert Discovery Representatives called the Company's President Barry Weiner to discuss Enzo, the history of the Company and its outlook.
Nov. 15, 2018	Harbert Discovery Representatives met with Mr. Weiner in the Company's offices to discuss the Company and its strategy in more detail.
Dec. 18, 2018	Harbert Discovery Representatives held a call with Mr. Weiner to discuss the Q1 2019 results, ampiprobe platform and the Company's strategy.
March 27, 2019	The Harbert Discovery Representatives held a call with Mr. Weiner to discuss the Q2 2019 results and the Company's strategy moving forward.
May 7, 2019	The Harbert Discovery Representatives met with the Dr. Elazar Rabbani and Mr. Weiner to discuss the Company, its strategy and management's plan to return the clinical labs segment to profitability.
May 28, 2019	The Harbert Discovery Representatives had a conversation with Mr. Weiner in which the Harbert Discovery Representatives requested (1) the replacement, prior to the Annual Meeting, of two of the Board's current incumbent directors with the Nominees, Fabian Blank and Peter J. Clemens, IV; (2) the Company to take all steps to declassify the Board at the Annual Meeting so that the Board would be elected annually; (3) a Board observer role for Mr. Lucas.
June 13, 2019	The Harbert Discovery Representatives had a conversation with Mr. Weiner, during which Mr. Weiner replied to Harbert Discovery by stating that it was too early to have discussions regarding Enzo's proxy statement and plans for the upcoming Annual Meeting. The Harbert Discovery Representatives reiterated that Harbert Discovery was looking for its requests made in the May 28, 2019 call to be effected collaboratively and prior to the issuance of the Company's proxy statement.
June 24, 2019	Mr. Lucas emailed Mr. Weiner and Bruce Hanna, requesting a call and restating the Harbert Discovery Representatives' three requests in an attempt to work constructively with the Board to reach an amicable outcome.
June 25, 2019	Mr. Hanna responded to Mr. Lucas' June 24 email by expressing that a call should be held after July 4. Mr. Lucas responded to Mr. Hanna and Mr. Weiner asking for a 30-minute conversation on June 26 or 27. Mr. Lucas responded expressing frustration at the delay and reiterating that the Harbert Discovery Representatives preferred to have a call sooner.
June 26, 2019	Mr. Lucas and Mr. Hanna set up a call for July 8 by email.
July 8, 2019	Mr. Lucas had a telephone conversation with Mr. Hanna. Mr. Hanna said he would get back to Mr. Lucas in a day or two.
July 10, 2019	Mr. Lucas emailed Mr. Hanna to see if any progress had been made. Mr. Hanna responded noting that the Board had met to discuss the requests and that a written response was being prepared.
July 12, 2019	Mr. Lucas emailed Mr. Hanna asking when the Harbert Discovery Representatives could expect to receive the response. That same day Mr. Hanna emailed Mr. Lucas the Board's response. Mr. Hanna conveyed that the Board would not agree to meet any of Harbert's requests.

Engagement Timeline – Cont'd

Date	Key Event
July 25, 2019	Mr. Lucas responded to Mr. Hanna's July 12 email, copying Mr. Weiner. Mr. Lucas expressed disappointment in the Board's rejection of the Harbert Discovery Representatives' requests, but noted he was reaching out to the Company again in an attempt to open a constructive and cooperative dialogue in the hopes of reaching a mutually-agreeable solution that would benefit the Company and its shareholders. To that end, Mr. Lucas included the resumes of the Nominees.
July 30, 2019	Mr. Hanna emailed Mr. Lucas stating that he was in receipt of the resumes of the Nominees and that he would send them to the other Board members as part of its due process. Mr. Lucas responded stating that Harbert Discovery was looking for immediate change to the Board, not, what was in the Harbert Representatives' view, a mechanical, half-hearted fulfillment of "due process" by the Board's Nominating and Corporate Governance Committee in preparing the proxy statement for the next Annual Meeting.
Sept. 17, 2019	Harbert Discovery issued a public letter to the Company shareholders stating that it was nominating Mr. Clemens and Mr. Blank for election to the Board at the Company's upcoming 2019 Annual Meeting. Harbert Discovery launched a website, www.cureenzo.com.
Oct. 6, 2019	Mr. Blank emailed Mr. Weiner, copying Mr. Clemens, offering to meet in person or by phone to establish a basis for a constructive dialogue.
Oct. 9, 2019	The Company's outside counsel emailed Mr. Blank, Mr. Clemens, Mr. Lucas and Harbert Discovery's outside counsel with a formal invitation for interviews and an extensive 63-page questionnaire for Mr. Blank and Mr. Clemens to fill out.
Oct. 10, 2019	Mr. Lucas emailed Dr. Rabbani and Mr. Weiner, with the Nominees being included in such dialogue, as the Harbert Discovery Representatives felt that cooperative engagement from the Company was needed in order to move forward and that Harbert and the Company should agree on a framework for a settlement before getting bogged down. Mr. Weiner neglected to respond to the request.
Oct. 14, 2019	Dr. Rabbani's assistant emailed Mr. Lucas offering to have preliminary interviews with the Nominees stating that the Board members' calendars were being checked for availability, and stating that the questionnaires sent on October 9 would need to be completed as part of any formal interview process. The email did not respond to Harbert Discovery's request for a meeting amongst principals.
Oct. 16, 2019	Dr. Rabbani's assistant emailed Mr. Lucas stating that the Board's willing to have interviews with the Nominees on Nov. 4 or 5.
Oct. 18, 2019	Mr. Clemens placed a call to Mr. Weiner to make a further attempt at establishing a constructive dialogue, but was unable to reach Mr. Weiner and had to leave his contact information with Mr. Weiner's assistant. Mr. Weiner to date has not returned the call.
Nov. 14, 2019	Mr. Lucas again emailed Dr. Rabbani seeking a dialogue between the businesspeople in an attempt to avoid a proxy fight.
Nov. 15, 2019	After not receiving a response from Dr. Rabbani, Harbert Discovery filed its preliminary proxy statement. Following such filing and over 24 hours after Mr. Lucas requested a response, Dr. Rabbani responded and requested Mr. Lucas to provide his availability. Mr. Lucas provided his availability on November 21 and November 22, but never received a response from Dr. Rabbani.
Dec. 2, 2019	After two weeks of silence from the Company, Mr. Lucas again followed up with Dr. Rabbani requesting a call. Dr. Rabbani responded by agreeing to a call to be held on December 6, 2019.

For months, HDF has attempted to engage in productive dialogue with the Company to reconstruct the Board.

The Company's response of hiding behind lawyers and refusing to seriously engage at a business level has been unproductive and discouraging, highlighting the deep-seated issues resulting from the Company's lack of leadership and oversight.

Without shareholder involvement, we believe management will continue to benefit as shareholders continue to suffer.

Enzo: The Case for Change

WHY CHANGE IS NEEDED	THE FACTS
I. **Sustained History of Value Destruction**	o Common shareholders have suffered years of stock price and financial underperformance – excluding legal settlements, the Company has not produced one dollar of operating profits since 2004. o Poor performance against relevant indices and peers over the past 1, 3, 5, 10, and 30-year time periods highlights the magnitude of management and the Board's value destruction.
II. **History of Overpromising and Underdelivering**	o Enzo's history is filled with broken promises and missed expectations. o Products that Enzo has promised will deliver value have failed year after year to produce any material revenue.
III. **Failed Corporate Governance**	o Enzo is a disaster from a corporate governance perspective with a complex web of related parties and self-dealings. o Despite being the subject of two prior proxy fights – including one where the dissident was the Chairman's own brother – Enzo has failed to make any substantial governance improvements.
IV. **Excessive Compensation for Underperformance**	o Enzo executives continue to see their compensation grow year after year, even as the Company generates consistent losses. o Enzo's leadership is being rewarded for overseeing an unprofitable and value destructive business.

Excessive Compensation for Underperformance

Enzo has reported operating losses every year since 2004

Yet, the Board approved paying the Dr. Rabbani and Mr. Weiner over $34 million, including a significant cash bonus, every single year



Dr. Rabbani and Mr. Weiner Cumulative Compensation
Cumulative Operating Profit (Ex Legal Expenses and Settlements)
$1
$3
$4
$6
$8
$10
$13
$15
$17
$19
$21
$24
$26
$29
$32
$34
($6)
($11)
($24)
($35)
($44)
($63)
($80)
($89)
($126)
($139)
($145)
($149)
($153)
($155)
($162)
($186)
2004
2005
2006
2007
2008
2009
2010
2011
2015
2016
-$186 million
Cumulative negative operating income

Source: Company filings.

Excessive Compensation for Underperformance

In our view, Enzo's underperformance is a direct result of weak governance and misaligned incentives


Cumulative TSR Since 2004: -80%
Cumulative Dr. Rabbani and Mr Weiner Compensation Since 2004: $34 million
2019
2018
2017
2016
2015
2014
2013
2012
2011
2010
2009
2008
2007
2006
2005
2004
-100%
-80%
-60%
-40%
-20%
0%
$-
$10
$20
$30
$40

Why are Dr. Rabbani and Mr. Weiner being rewarded for leading a business that is value destructive for shareholders?

Source: Bloomberg, company filings.

Questionable Compensation Practices

The Board appears to be using unjustifiable and inaccurate financial results when deciding management's 2019 compensation

- 50% bonus threshold met with a 20.6% **decline** in revenue. Management should not be compensated for a drastic decline in revenue.

- In its proxy statement, Enzo claims Adjusted EBITDA improved $13.6 million.[1]

	Threshold	Target	Maximum	Achieved
	(in millions)			
Financial Performance Measures—Revenue				
Corporate Revenues—trade and service	$80.2	$100.3	$110.3	$81.2
Payout—Revenue	[illegible]	100%	150%	51%
Financial Performance Measures—Profit & Adjusted EBITDA				
Corporate operating loss improvement	$ 2.3	$ 2.9	$ 3.2	[illegible]
Adjusted EBITDA improvement	$ 1.4	$ 1.8	$ 2.0	$13.6
Payout—Profits & Adjusted EBITDA	80%	100%	150%	[illegible]

- However, in the 2019 results press release they acknowledge Adjusted EBITDA declined by over $15 million from -$9 million to -$24 million.

ENZO BIOCHEM, INC. [2]

EBITDA & Adjusted EBITDA Reconciliation Table

(Unaudited, in thousands)

	Three months ended July 31,				Twelve months ended July 31,			
	2019		2018		2019		2018	
Adjusted EBITDA	$	(5,019)	$	(5,263)	$	(24,456)	$	(9,122)

1. https://www.sec.gov/Archives/edgar/data/316253/000093041319002928/c94610_defc14a.htm
2. https://www.sec.gov/Archives/edgar/data/316253/000093041319002970/c94734_8k.htm

HMC

Management Compensation has been Inflated

The Board's decision to use a peer set of much larger companies appears to be a clear attempt to inflate management's egregious take-home pay even in the face of horrible fundamental performance

Market Cap ($ in millions)


ARRY
RGEN
NTRA
QDEL
NEO
NVTA
MNTA
SPPI
LMNX
NSTG
PACB
OSUR
OXFD
VIVO
FLDM
ENZ
HBIO
MACK
$-
$3,000
$6,000
$9,000
$12,000

Compensation as % of Market Cap


MACK
FLDM
HBIO
ENZ
OSUR
SPPI
VIVO
OXFD
LMNX
MNTA
NSTG
PACB
RGEN
NTRA
QDEL
NEO
NVTA
ARRY
0.0%
2.5%
5.0%
7.5%
10.0%

Revenue ($ in millions)


QDEL
LMNX
NEO
NTRA
VIVO
RGEN
OSUR
ARRY
NVTA
HBIO
FLDM
SPPI
NSTG
ENZ
PACB
MNTA
OXFD
MACK
$-
$200
$400
$600

Source: Bloomberg, company filings.
Note: ARRY market capitalization as of date of acquisition.

Compensation Decoupled from Performance

Enzo's Compensation Committee sets compensation levels based on much larger peer companies, failing to account for Enzo's smaller size



Market Capitalization ($ in millions)
$1,500
$1,200
$900
$600
$300
$-
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
ENZ
Proxy Peer Group Median

Normalizing for these metrics highlights excessive compensation



CEO and CFO Compensation as % of Market Capitalization
3.0%
2.0%
1.0%
0.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
ENZ
Proxy Peer Group Median

The Company's compensation structure is <u>excessive</u>, <u>misaligned</u> and <u>unjustifiable</u> – resulting in consistent value destruction for shareholders

Source: Bloomberg, company filings.

HMC Harbert Management Corporation

III. HDF's INDEPENDENT NOMINEES



Our Independent Nominees are the Right Fit

Fabian Blank

Mr. Blank brings extensive experience and expertise across all sectors of the healthcare industry, as well as a business and investment background through his roles advising healthcare executives and boards.



Operational Expertise – Substantial operational and growth experience in the healthcare space

- Senior healthcare executive with a broad and diversified operational background across multiple areas of the healthcare industry and global markets.
- Former Partner at McKinsey, total tenure of 13 years. Focused on growth topics in various settings of acute, rehab, labs and polyclinics (next to other growth industries) while leading projects in over 20 countries.
- Previously, CEO and Co-owner of the Meduna Klinik Group, a rehab clinic company that successfully grew revenues and EBITDA, culminating in a sale to PE.
- Independent Non-Executive director of Georgia Healthcare Group PLC, an integrated healthcare group (inpatient/ outpatient services, pharma, laboratories, insurance) that is prime-listed at the LSE/ London Stock Exchange.
- Senior Advisor to leading private equity funds and venture capital firms focused on healthcare services and technology driven healthcare solutions.
- Non-Executive Chairman of Recover Health Ltd., a company focused on developing a digital platform to increase the quality of life of both stroke survivors and caregivers.
- Graduate business management degree (Diplom Kaufmann) from the HHL Leipzig Graduate School of Management and completed additional studies at University of Trier, Boston University and ESADE in Barcelona, Spain.

[✓] ***Extensive Healthcare Experience***

[✓] ***Business and Investment Background***

[✓] ***Public Company Board Experience***

> ***"I am thrilled to bring a growth mindset to Enzo as we catalyze the value of Enzo's assets and IP."***

HMC

Peter J. Clemens, IV

Mr. Clemens brings experience as an executive in the healthcare industry, a senior advisor and strategist to healthcare professionals across a plethora of medical industries and an extensive background in and knowledge of healthcare finance



Healthcare Industry Experience

Public Company C-Suite Experience

Financial Expertise

Financial Expertise – Public healthcare company CFO

- Distinguished career in healthcare serving in multiple senior finance roles and as the CFO of two successful publicly traded companies.
- Began career in credit and lending roles at both AmSouth Bank and Wachovia Bank.
- Subsequently joined Caremark where he held multiple senior finance roles for over 15 years and was CFO of the company as they successfully completed a $21B merger of equals with CVS Corporation after over a decade of tremendous growth and outsized returns to shareholders.
- Then served as the CFO of Surgical Care Affiliates, providing valuable guidance through an IPO process, transitioning from private equity ownership, and several years of robust growth for the company.
- Currently retired from full-time operational roles and is focused on business consulting, Director of Vituro Health and Chairman of the Samford University Board of Overseers.
- Previously served on the board of DSI Renal, a privately owned dialysis company that was sold to Fresenius in September of 2011.
- Holds a Bachelor's degree from Samford University and an MBA in Finance from Vanderbilt University.

"A rigorous focus on costs and financial results is needed in the boardroom and my background aligns perfectly with that need."

Our Independent Nominees Intend to:

Growth / Value Perspective

- Be immediately impactful in addressing the Company's bloated cost structure
- Work to deliver on the potential of strategic partnerships to grow the business

Governance

- Hold management accountable for its performance
- Restructure executive compensation in a manner that is aligned with shareholder interests

Strategic Guidance

- Develop a better strategic plan for the business
- Bring new and necessary perspectives to the Board

IV. ENZO: THE OPPORTUNITY



Despite decades of poor oversight and mismanagement, Enzo has a collection of businesses and assets that, with a sound growth strategy, more prudent expense structure, appropriate capital allocation, and effective, independent oversight, could see significant improvement and create substantial value for all shareholders.

Our Plan to Create Shareholder Value

The majority of Enzo's potential value could be unlocked through:

Establish New Corporate Strategy → **Engage in Sale of Non-Core Assets** → **Return Excess Cash to Shareholders**

Our Plan to Create Shareholder Value

New Corporate Strategy

- Enzo should focus on the inherent strengths of its lab's location in a high-density population market and strong relationships with existing customers. Building on those two strengths coupled with prudent cost cuts could return that segment to profitability.
- We believe the vast expertise and extensive networks of our candidates will put Enzo in a position to execute strategic partnerships that can quickly accelerate growth in the life sciences division.
- Instead of continuing to litigate, Enzo should look to monetize non-core patents. This would provide an immediate, substantial cash inflow to the business, while also signaling to potential strategic partners that Enzo is looking to work together in good faith in the future.

Sale of Non-Core Assets

- The therapeutics division has value to a strategic buyer, but at Enzo it has proved to be a distraction to management and the Company as a whole.
- Instead of periodically promoting one potential therapy or another, only to see it fail to progress beyond a Phase I or Phase II trial, Enzo should sell the division to a buyer with a proven track record of successful therapeutic development.
- Divesting therapeutics would provide the best risk adjusted value for Enzo shareholders in our view.

Return Excess Cash to Shareholders

- Following the right sizing of the clinical services cost structure, accelerated growth in the life sciences division, the sale of non-core IP, and the sale of the therapeutics division, Enzo could have a cash balance that matches or exceeds the current market capitalization of the business today.
- Assuming the sale of non-core IP and Therapeutics results in roughly $70 million of proceeds implies nearly 3x upside from the current share price given peers for the clinical services division and life sciences division trade for roughly 2.3x revenue and 7.5x revenue, respectively.

Clinical Services Peers: LH, DGX.
Life Sciences Peers: OSUR, RGEN, QDEL, NSTG, OXFD, VCYT, VIVO, HBIO, FLDM, NEO, LMNX, SPPI, PACB.

Our Candidates Have Already Positively Impacted Enzo

Since we first highlighted Enzo's numerous deficiencies and requested changes to the Board to create long-term shareholder value Enzo has:

- ✓ Engaged Lazard to assist in strategic relationship exploration.
- ✓ Committed to a strategic review of the Therapeutics division.
- ✓ Replaced Barry Weiner as CFO, removing the conflict of having the CFO in the boardroom.
- ✓ Approved a proposal to implement majority voting.

These are positive first steps even though they should have been taken long ago – which further highlights the Board's reactive nature. In order to ensure accountability for these initiatives, however, change is needed in the boardroom

Once on the Board, our independent nominees will implement further changes to create durable shareholder value over the long-term, subject to their fiduciary duties

Source: https://www.businesswire.com/news/home/20191205005763/en/

Plan to Create Shareholder Value

The majority of Enzo's potential value could be unlocked through several steps in the immediate, near and long-term in our view

Immediate Action Items

- **Address Management Compensation:** Align management compensation with shareholders.
- **Target Bloated Cost Structure:** Right size the operating expense base to put Enzo on a path to profitability.
- **Evaluate Planning and Budgeting Process:** Review budgeting and forecasting processes for all business units.

Near-Term

- **Deliver on the Potential of Partnerships:** Leverage our independent nominees' broad healthcare networks to initiate partnerships immediately that can drive value in the near and long-term.
- **Establish New Corporate Strategy:** Enzo needs a new strategy that acknowledges the Company's strengths and weaknesses and will deliver for shareholders.
- **Explore a Sale of Non-core Assets:** Evaluate selling the Therapeutics division as well as non-core intellectual property.

Long-Term

- **Return Excess Cash to Shareholders:** Once profitable and growing, Enzo can return excess cash via share repurchases and dividends.
- **Deliver Consistent, Profitable Growth:** Deliver on Enzo's full potential to create shareholder value in the years to come.

Align Management Compensation

Immediate Action Item

Incentives Matter

- ✗ Enzo's historical poor performance is a direct result of management being rewarded for that performance.
- ✗ Even though Enzo has not generated an operating profit since 2004, management was paid bonuses every year as well as given consistent salary increases.

Our independent Board nominees intend to:

- ✓ Reduce cash-based compensation and increase equity-based compensation.
- ✓ Set appropriate financial targets that align management with shareholders.
- ✓ Establish a more appropriate peer group to evaluate business performance and management compensation.
- ✓ Address overly generous other compensation:
  - ✓ *Elazar Rabbani and Barry Weiner received $139k and $128k in life insurance in 2019.*
  - ✓ *Elazar Rabbani and Barry Weiner received $8k and $25k for personal auto use in 2019.*
- ✓ Evaluate and adjust incentives and compensation targets for all senior-level and mid-level managers.

Source: Company filings.

Address Excess Costs

Immediate Action Item

Enzo has a bloated cost structure

- x Enzo's Madison Avenue headquarters are excessive for a business of this size.
- x The Company has spent $36 million on Therapeutics R&D since 2004 with not one dollar of revenue to show for it.
- x Legal expenses have ranged from $2 million to $9 million in recent years to pursue settlements which over the long-term have not generated attractive returns for shareholders.
- x Attempts to build out the sales force and the acquisition of an additional laboratory facility have overburdened the business.

Our independent Board nominees intend to:

- ✓ Relocate headquarters from Madison Avenue to Farmingdale, NY.
  - ✓ This will drive improved performance by bringing management closer to day-to-day operations.
- ✓ Evaluate the Clinical Services division profitability on a test-by-test basis.
  - ✓ Allocate resources to the most profitable tests.
- ✓ Evaluate Life Sciences division on a product level.
  - ✓ Allocate resources to the most profitable products.
- ✓ Target all other unnecessary expenses that do not generate an attractive return for shareholders.
  - ✓ Therapeutics R&D ✓ Legal expenses ✓ Lease payments



Madison Ave. headquarters

Evaluate Planning and Forecasting Processes

Immediate Action Item

Enzo's consistent failure to deliver on its potential is reflective of inadequate budgeting and forecasting processes



- x It is clear that Enzo does not have the appropriate systems and processes in place to accurately forecast the business.
- x This is reflected in their consistent inability to achieve stated goals and the incredibly wide range of revenue and EBITDA targets used to set management compensation.

Our independent Board nominees intend to:

- ✓ Review budgeting and forecasting processes for all business units.
- ✓ Evaluate budget / forecast variance review by segment.
- ✓ Make changes to promote improved accuracy and accountability.
- ✓ Systematically evaluate growth opportunities by division.

Deliver on the Potential of Partnerships

Enzo has failed to deliver on the potential of partnerships to drive growth:

- x Enzo has highlighted the potential of partnerships for years in an effort to commercialize its products and technologies.
- x But the Company has failed to deliver.
- x Growth and profitability have subsequently suffered and failed to live up to the potential of the business.
- x Enzo's litigious history and nature have thwarted and shied away potential partners.

Our independent Board nominees intend to:

- ✓ Apply a creative, growth mindset to Enzo's portfolio of products and Intellectual Property to determine where Enzo can leverage a third-party's distribution, assets, or know-how to create the most value.
- ✓ Leverage their extensive and global healthcare networks to initiate partnerships that can create significant long-term value for all shareholders.
- ✓ Hold management accountable for delivering on their promises to shareholders.

Near-Term Action Item



It is clear: fresh perspective and new insights are needed

New Corporate Strategy

Near-Term Action Item

Enzo's current strategy does not position the Company for success

- Enzo has neither the **scale** nor the **expertise** to executive on the goal of "creating a new paradigm for the laboratory and diagnostic marketplaces."
  - Attempting to do so puts the whole enterprise at risk.

- Additionally, Enzo is too small today and building out a sales force would be too costly for Enzo to successfully market the "lab-to-lab" business whereby Enzo will serve as the "central capability" for smaller labs.



Enzo should focus on its inherent strengths

- ✓ These include:
  - ✓ Lab's location in a high-density population market.
  - ✓ Strong relationships with customers.

- ✓ Building on those two strengths coupled with prudent cost cuts could return that segment to profitability.

- ✓ Additionally, Enzo must act on meaningful strategic partnerships in order to accelerate growth in the Life Sciences division.

We believe the vast expertise and extensive networks of our independent board nominees will put Enzo in a position to execute strategic partnerships that can quickly accelerate growth in the life sciences division

Explore Sale of Non-Core Assets

Near-Term Action Item

Enzo's value can be realized through a series of strategic monetization efforts

- x Enzo has a very valuable patent portfolio of 406 patents and 75 patents pending as evidenced by $117 million of settlements since 2001.[1]
- x Unfortunately, Enzo's legal expenses over that period were $99 million.[2]
- x Not only has decades of patent litigation at Enzo harmed the Company's reputation, impairing its ability to form partnerships for growth, but the litigation has not produced an attractive return for shareholders.

Instead of continuing to litigate, Enzo should look to monetize non-core patents and assets:

- ✓ This would provide an immediate, substantial cash inflow to the business, while also signaling to potential strategic partners that Enzo is looking to work together in good faith in the future.
- ✓ The Therapeutics division has value to a strategic buyer, but at Enzo it has proved to be a distraction to management and the Company as a whole.
- ✓ Instead of periodically promoting one potential therapy or another, only to see it fail to progress beyond a Phase I or Phase II trial, Enzo should sell the division to a buyer with a proven track record of successful therapeutic development. Divesting Therapeutics would provide the best risk adjusted value for Enzo shareholders.

HMC

1. https://www.sec.gov/Archives/edgar/data/316253/000093041319002970/c94734_ex99-1.htm
2. ENZ Public Filings.

Return Excess Cash and Deliver Profitable Growth

Long-Term Action Item

There is real opportunity to be realized at Enzo:

- ✓ Following the right sizing of the Clinical Services cost structure, accelerated growth in the Life Sciences division, the sale of non-core IP, and the sale of the Therapeutics division.

Enzo could have a cash balance that matches or exceeds the current market capitalization of the business today

- ✓ Assuming the sale of non-core IP and Therapeutics results in roughly $70 million of proceeds implies nearly 3x upside from the current share price given peers for the clinical services division and life sciences division trade for roughly 2.3x revenue and 7.5x revenue, respectively.
- ✓ Longer-term, under our plan, Enzo should deliver consistent profitable growth, resulting in multiple expansion that could have Enzo trading at a premium relative to peers, creating even more shareholder value.
- ✓ Clearly, there is substantial opportunity at Enzo for all shareholders. However, the current, misguided strategy is resulting in increasing expenses and a declining cash balance.
- x **The current Board cannot, in our view, achieve Enzo's full potential**. Their tenure of significant value destruction shows why change is needed.

Clinical Services Peers: LH, DGX.
Life Sciences Peers: OSUR, RGEN, QDEL, NSTG, OXFD, VCYT, VIVO, HBIO, FLDM, NEO, LMNX, SPPI, PACB.

Fresh perspective in the boardroom will hold management accountable, forcing them to stop value destroying activities, while refocusing the Company on its most promising areas in order to drive profitable growth in the long term.

Vote on the BLUE Proxy Card to Protect and Grow Your Investment in Enzo

- ✓ Our highly-qualified independent director nominees will truly represent and act in the best interests of all shareholders.

- ✓ They will work to realign the Company's operating and growth strategy and create significant value at Enzo.

- ✓ The boardroom is in need of leadership that will hold management accountable and reestablish objectivity and perspective – and our independent nominees are the right fit.

Contact Information

Shareholders

If you have any questions, or need assistance voting
your **BLUE** proxy card, please contact:

OKAPI PARTNERS

1212 Avenue of the Americas, 24th Floor
New York, NY 10036

Telephone for Banks, Brokers, and International Shareholders: +1 212-297-0720
Shareholders may call toll-free (from the U.S. and Canada): (888) 785-6707
Email: info@okapipartners.com

Media

Sloane & Company
Dan Zacchei / Joe Germani, 212-486-9500
Dzacchei@sloanepr.com / JGermani@sloanepr.com